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                                                                    CYBERDEFENSE
                                                                     SYSTEMS(TM)

Press Release
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Cyber Defense Systems receives Spotlight Analytics coverage in Homeland Security Report

ST. PETERSBURG, Fla.- September 28, 2005 -- Cyber Defense Systems, Inc. (OTCBB:CYDF, Pink Sheets: PRXT), a designer and developer of next generation unmanned aerial vehicles (UAV's), today announced that it will receive special Spotlight Analytics coverage in the upcoming Homeland Security Sector Report and quarterly Updates being produced by Investrend Research in partnership with Cronus Capital Markets (CCM) and under the auspices of the Homeland Security Industry Association (HSIA).

The Homeland Security sector coverage is being administered by Investrend Research analyst Ryan Fuhrmann, CFA. The initial sector report was posted August 8, 2005 at http://www.investrendresearch.com

Spotlight coverage of Cyber Defense Systems will be provided by Shailesh Dhuri. The analysts' credentials are at http://www.investrend.com/articles/secondlevel.asp?level=238.

"The Spotlight Reports, which comprise the CRD, presents to investors in an easy to read format the Homeland Security activities of a particular company. This ongoing analysis provides investors with the ability to ascertain the degree and nature of involvement that a particular company has within the Homeland Security Industry," explained Michael Soni, President of CCM.

For more information about the sector report or "Spotlight Analytics" coverage, click on http://www.investrend.com/contact.asp or write contact@investrend.com.

Billy Robinson, CEO of Cyber Defense commented: "We are delighted to be featured in the upcoming edition of the Homeland Security report. Our Airships and UAVs continue to receive recognition from government, military and media personnel and we anticipate demand to increase as the capabilities are discovered."

Anyone interested in receiving alerts regarding Cyber Defense research or webcasts should e-mail contact@investrend.com with "CYFD" in the subject line, or click on http://www.investrend.com/contact.asp.

ABOUT CYBER DEFENSE SYSTEMS

Cyber Defense Systems, Inc. is designing and building a new generation of UAV's. Cyber Defense is currently marketing the airships and their CyberBug(TM) UAV's to various branches of the U.S. government and U.S. allies as multi-use platform vehicles capable of deployment in surveillance and communication operations. Cyber Defense Systems, Inc. http://www.cduav.com (OTCBB: CYDF).

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ABOUT TECHSPHERE SYSTEMS INTERNATIONAL

Techsphere Systems International, Inc., a wholly owned subsidiary of Cyber Defense is located in Atlanta and Columbus, GA, is the manufacturer of low, mid and high altitude airships. Together with their teaming companies, Techsphere will design and build unique airship platforms for use in many areas including surveillance, the military and wireless communications. The current spherical airship design holds the world altitude record at over 20,000 feet. http://www.techsphere.us.

ABOUT PROXITY

Proxity, Inc. is a developmental holding company specializing in the deployment and marketing of security protection technology and government contract fulfillment. With 18,750,000 shares in CYDF, Proxity is a major shareholder. Proxity seeks to acquire and develop both internet based business opportunities and security technology. The Company plans to enter into developmental, teaming and exclusive and nonexclusive marketing and distribution agreements with products developed for Government, commercial, military and homeland defense areas. http://www.proxity.com. (PinkSheets:PRXT).

ABOUT CCM:

CCM, at http://www.cronuscapitalmarkets.com, has quickly gained a reputation for original thinking, and as a result, is recognized as a firm at the forefront of capital market research and consulting.

CCM Research is focused in three areas; index creation and development, private equity research, and public equity research. Currently, CCM provides extensive research coverage and expertise for the Homeland Security Sector, resulting in CCM's establishment as a leading research and consulting firm as it relates to this sector.

CCM SectorInvest (http://www.ccmsectorinvest.com), the media arm of Cronus Capital Markets, is an online knowledge center for the investment and business communities engaged in the following sectors; Homeland Security, Biometrics, RFID, Nanotechnology, Alternative Energy, Oil & Gas, and Metals.

ABOUT INVESTREND:

Investrend Research has been the leading independent equity research publishing and distribution program since 1996, with over 70 AIMR-qualified professional analysts and affiliates posting more than 1,000 reports to date. Anyone may enroll a company in the Investrend platforms.


This release contains statements that constitute forward-looking statements. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations;
(iii) the Company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control and those actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

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Contact:

Cyber Defense Systems, Inc
Billy Robinson, 727-577-0878
billy@proxity.com

TTC Group, Inc
Victor Allgeier, 212-227-0997
vic@ttcominc.com

Cronus Capital Markets
Michael Soni, 416.368.3700 x. 222
soni@cronuscapitalmarkets.com